UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-5
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 29, 2016 (April 20, 2016)

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

701 S Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REASON FOR THE AMENDMENT

This Amended Form 8-K amends Our Form 8-K filed with the SEC on April 20, 2016 and all subsequent amendments thereto relating to the matter set forth below.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 15, 2016, we entered into an agreement with Jed Miesner, our Chairman, to acquire all of his interest (100% of the total outstanding shares of common stock) of Jilpetco, Inc., a Texas corporation ("Jilpetco") in consideration of $500,000.00.  Jilpetco is engaged in the business of operating and providing oilfield services to oil and gas properties.  As a result, Jilpetco will become our wholly owned subsidiary corporation.

On August 25, 2016, we announced that the foregoing agreement was amended to extend the closing date to August 31, 2016 and exclude certain property therefrom.  The parties agreed to allow Jed Miesner to assign the Petro Pro A/R, and to exclude personal property from the transaction.  In addition, the $500,000 consideration for the acquisition is in the form of an amortized note at 6% interest.

ITEM 7.01	REGULATION FD DISCLOSURE.

On August 25, 2016, we issued a press release relating to the foregoing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Document Description

10.2	Amended Agreement with Jilpetco, Inc.
99.1	Press Release dated August 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of August, 2016.

AMAZING ENERGY OIL AND GAS, CO.

BY:	TIMOTHY FLANAGAN
Timothy Flanagan, President